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                                                                Exhibit 23(j)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 29, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of Oberweis Emerging Growth Portfolio, Oberweis Micro-Cap Portfolio and Oberweis Mid-Cap Portfolio (three portfolios constituting The Oberweis Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
Chicago, IL
April 26, 2004